Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of September 30, 2020, by and between Kalerya, Inc., a Delaware corporation (the “Company”), and the undersigned holder of the Existing Warrants (as defined below) (the “ Holder”).

RECITALS

A.    The Holder previously acquired those certain Common Stock Warrants currently exercisable into such aggregate number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), as set forth on Schedule A attached hereto (the “Existing Warrants”).

B.    The Company has duly authorized the issuance to the Holder, in exchange for the Existing Warrants, of such aggregate number of shares of Common Stock as are set forth on Schedule A attached hereto (the “Exchange Shares”).

C.    Each of the Company and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement.

D.    The exchange of the Existing Warrants for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1.    Exchange of Existing Warrants. The Holder hereby conveys, assigns, transfers and surrenders the Existing Warrants to the Company and, in exchange, the Company shall cancel the Existing Warrants and issue the Exchange Shares to the Holder, which Exchange Shares shall be issued without a restrictive legend and shall be freely tradable by the Holder (the “Exchange”). In connection with the Exchange, the Holder hereby relinquishes all rights, title and interest in the Existing Warrants (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company. Holder shall deliver the Existing Warrants to the Company’s transfer agent Continental Stock Transfer & Trust Company, (“Transfer Agent”), from its account at Depository Trust Company (“DTC”) through the Deposit/Withdrawal at Custodian (“DWAC”) system for the Exchange into the Exchange Shares. The Existing Warrants are hereby deemed cancelled and of no further force and effect, effective immediately, and shall hereafter represent only the right to receive the Exchange Shares set forth next to such Existing Warrant on Schedule A.

2.    Issuance of Exchange Shares. Immediately following the execution and delivery of this Agreement, the Company shall instruct the Transfer Agent upon receipt of the DWAC of the Existing Warrants to credit the Exchange Shares to the Holder’s account balance with DTC via the DWAC system, pursuant to the instructions set forth on the Holder’s signature page hereto.

3.     Representations and Warranties of the Holder.

(a)    The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b)    The Holder has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Holder, have been duly authorized by all necessary action on the part of the Holder, and no other proceedings on the part of the Holder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(c)    This Agreement has been duly executed and delivered by the Holder, and, assuming due execution and delivery by the Company, constitutes or will constitute the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(d)    The Holder understands that the Exchange Shares are being offered and sold in reliance on specific provisions of federal and state securities laws, specifically Section 3(a)(9) of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(e)    The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Existing Warrants free and clear of all Liens (as defined below). The Holder has the full power and authority to transfer and dispose of the Existing Warrants free and clear of any Lien other than restrictions under the Securities Act and applicable state securities laws. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any portion of the Existing Warrants. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(f)    The execution, delivery and performance by the Holder of this Agreement, and the consummation by the Holder of the transactions contemplated hereby, will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii)

above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(g)    The Holder is acquiring the Exchange Shares in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

(h)    The Holder is not (i) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act (“Rule 144”)) or (ii) the “beneficial owner” (as that term is defined under the Exchange Act) of more than 10% of the Company’s outstanding Common Stock assuming that the Company’s outstanding shares of common stock are as set forth on the cover page of its most recent Quarterly Report on Form 10-Q.

(i)    The Holder has been given full and adequate access to information relating to the Company, including its business, finances and operations as the Holder has deemed necessary or advisable in connection with the Holder’s evaluation of the Exchange. The Holder has not relied upon any representations or statements made by the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof. The Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Holder understands that its investment in the Exchange Shares involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares. The Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Shares and the transactions contemplated by this Agreement.

(j)    The Holder acknowledges that the terms of the Exchange have been established by negotiation between the Company and the Holder. The Holder acknowledges that the Company has not made any representation to the Holder about the advisability of this decision or the potential future value of any of the Existing Warrants. THE HOLDER ACKNOWLEDGES THAT, BY EXCHANGING THE EXISTING WARRANTS FOR SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT, THE HOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE EXISTING WARRANTS.

(k)    Neither the Holder nor anyone acting on the Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

4.     Representations and Warranties of the Company.

(a)    The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)    The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Company, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee thereof), and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(c)    This Agreement has been duly executed and delivered by the Company, and, assuming due execution and delivery by the Holder, constitutes or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(d)    The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non-assessable.

(e)    The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, will not (i) result in a violation of the organizational documents of the Company, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(f)    Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

(g)    Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other person, in order for the Company to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement. All consents, authorizations, orders, filings and registrations which the Company or any subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(h)    The Company hereby represents and warrants that the Existing Warrants were issued by the Company pursuant to one or more of the following registration statements (registration numbers 333-221581 and 333-221948) that were effective at the time of issuance of the applicable Existing Warrants. In addition, the Company hereby represents and warrants that any shares of Common Stock that would be issued upon exercise of the Existing Warrants would be issued pursuant to the following registration statement (registration number 333-237992) that is currently effective. The Company acknowledges that the issuance of the Exchange Shares in accordance with this Agreement will be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Company has not taken any action that would cause such exemption not to be available.

5.    Section 3(a)(9) Exchange. The parties acknowledge and agree that the Exchange is being completed in accordance with Section 3(a)(9) of the Securities Act. The Company acknowledges that, effective upon consummation of the Exchange, the Exchange Shares will take on the registered characteristics of the Existing Warrants and that accordingly will be issued by the Company without any restrictive legends. The Company agrees not to take a position contrary to this Section 5. The Company shall not require the Holder to obtain an opinion of its counsel in connection with the Company’s issuance of the Exchange Shares as contemplated hereby.

6.     Issuance of Form 8-K. On or before 9:00 a.m. (New York City time) on October 2, 2020, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transaction contemplated hereunder (“8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, related to the transactions contemplated hereby or with respect to information shared in connection herewith shall terminate.

7.    No Short Sales. Holder is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Holder’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Holder’s assets. Holder hereby agrees that the portfolio manager that made the investment decision to purchase the Existing Warrants will not engage in any Short Sales with respect to securities of the Company for 90 days or for as long as the Holder owns the Exchange Shares, whichever comes first. Furthermore, the Holder agrees that it will instruct its prime broker to not make the Exchange Shares available for lending or rehypothecation, and take commercially reasonable steps to ensure that its prime broker does so, during such period of ownership or 90 days. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities and Exchange Act of 1934 (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

8.     Miscellaneous.

(a)    Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

(b)    Survival of Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

(c)    Governing Law; Consent to Jurisdiction. This Agreement, and any action, arbitration, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the transactions contemplated by this Agreement or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery in connection with any matter based upon or arising out of this Agreement.

(d)    Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and the Holder.

(e)    Waiver. No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f)    Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms of this Agreement.

(g)     Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

(h)     Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective heirs, executors, personal representatives, successors and permitted assigns, if any. This Agreement shall inure to the benefit of the Company and the Holder and the respective successors and permitted assigns of the foregoing (if any). Neither party shall be permitted to assign any of such party’s rights or delegate any of such party’s obligations under this Agreement without the other party’s prior written consent. Any attempted assignment or delegation by a party in violation of this Section 8(h) shall be null and void.

(i)     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)     Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

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The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

KALEYRA, INC.

By:	/s/ Giacomo Dall’Aglio
Name:	Giacomo Dall’Aglio
Title:	Chief Financial Officer

[Signature Page to Warrant Exchange Agreement]

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

RIVERVIEW GROUP LLC
BY: INTEGRATED HOLDING GROUP LP, ITS MANAGING MEMBER
BY: MILLENNIUM MANAGEMENT LLC, ITS GENERAL PARTNER

By:	/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Trading Officer
DWAC Instructions for Exchange Shares [REDACTED]
[REDACTED]

[Signature Page to Warrant Exchange Agreement]

SCHEDULE A

EXISTING WARRANTS
Date of Original Issuance	Shares of Common Stock Issuable Upon Exercise	Exercise Price	Expiration Date	Number of Exchange Shares to be Issued
Dec. 7, 2017	3,780,000	$11.50	Nov. 25, 2024	850,500

				Total: 850,500